UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2015

REACHLOCAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34749	20-0498783
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

21700 Oxnard Street, Suite 1600, Woodland Hills, California	91367
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 274-0260

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Addendum to Google Agreement

On May 4, 2015, ReachLocal, Inc. and certain of our affiliates entered into an Addendum to Google AdWords PSP Addendum (the “2015 Addendum”) with Google Inc. and certain of its affiliates (together, “Google”), which amends the Google AdWords PSP Addendum, effective July 1, 2014, between us and Google (the “2014 Google Agreement”). The 2014 Google Agreement provides rebates based on overall global growth of our spending with Google. The 2015 Addendum amends the 2014 Google Agreement to provide rebates based on country-by-country growth of our spending with Google during the period from April 1, 2015 to March 31, 2016.

Loan and Security Agreement

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference in this Item 1.01.

Item 2.02	Results of Operations and Financial Condition.

On May 5, 2015, we publicly disseminated a press release announcing financial results for the first quarter ended March 31, 2015.

The foregoing description is qualified in its entirety by reference to our press release, dated May 5, 2015, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.  Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 30, 2015 (the “closing date”), we entered into a loan and security agreement (the “credit facility”) with our direct and indirect domestic subsidiaries, as co-borrowers, Hercules Technology Growth Capital, Inc. (“Hercules”), as administrative agent, and the lenders party thereto from time to time (the “Lenders”), including Hercules, pursuant to which the Lenders agreed to make a term loan available to us for working capital and general business purposes, in a principal amount of $25 million. The entire term loan was funded on the closing date of the credit facility. Upon the entry into the credit facility, we were required to pay the Lenders a facility fee of $250,000; provided, however, that if the entire amount of the term loan remains outstanding through its scheduled maturity date, and no event of default exists on the maturity date, the remaining amount due under the credit facility will be reduced by $250,000. The credit facility is secured by substantially all of our personal property including our intellectual property.

The term loan bears interest at a floating annual rate equal to the greater of (i) 11.75% and (ii) the sum of (a) the prime rate as reported by The Wall Street Journal, plus (b) 8.50%. We are required to make interest-only payments on the term loan through May 1, 2016, though such payments may be extended through August 1, 2016 and November 1, 2016 if we remain in continuous compliance with the financial covenants under the credit facility through April 1, 2016 and July 1, 2016, respectively, and no default or event of default has occurred and is continuing on such dates. The term loan will begin amortizing at the end of the applicable interest-only period, with monthly payments of principal and interest being made by us to the Lenders in consecutive monthly installments following the end of such interest-only period. The term loan matures on April 1, 2018; provided, however, that if the interest-only payments are extended through November 1, 2016, the term loan will instead mature October 1, 2018. Upon repayment of the term loan, we are also required to make a final payment to the Lenders equal to $1,475,000.

At our option, we may prepay the outstanding principal balance of the term loan in whole, or in part in a minimum amount of $2,500,000, subject to a prepayment fee of 3% of any amount prepaid if the prepayment occurs on or prior to April 30, 2016, or 2% of the amount prepaid if the prepayment occurs after April 30, 2016 but on or prior to April 30, 2017. If the prepayment occurs after April 30, 2017, there is no prepayment fee.

The credit facility includes affirmative and negative covenants applicable to us and our subsidiaries who are co-borrowers under the credit facility, and in certain cases, to all of our subsidiaries. The affirmative covenants include, among others, covenants requiring us to maintain our legal existence and governmental approvals, deliver certain financial reports and maintain insurance coverage. The negative covenants include, among others, restrictions on our transferring collateral, incurring additional indebtedness, engaging in mergers or acquisitions, paying dividends or making other distributions, making investments, creating liens, selling assets, and suffering a change in control, in each case subject to certain exceptions, as well as financial covenants requiring us to maintain certain minimum levels of revenue and adjusted EBITDA. We are also required to maintain minimum cash and cash equivalents in accounts subject to a control agreement with Hercules, as administrative agent, in an amount equal to $17.5 million (which decreases to $12.5 million under certain circumstances) at all times.

The credit facility also includes events of default, the occurrence and continuation of which provide Hercules, as administrative agent, with the right to exercise remedies against us and the collateral securing the term loan under the credit facility, including foreclosure against our properties securing the credit facilities, including our cash. These events of default include, among other things, our failure to pay any amounts due under the credit facility, a breach of covenants under the credit facility, our insolvency, a material adverse effect occurring, the occurrence of certain defaults under certain other indebtedness or certain final judgments against us.

On the closing date of the credit facility, in connection therewith, we issued to Hercules, as the sole Lender on the closing date, a warrant to purchase up to 177,304 shares of our common stock, par value $0.00001 per share (“Common Stock”), at an exercise price of $2.82 per share. The warrant may be exercised either for cash or on a cashless basis. The warrant expires April 30, 2022.

The foregoing is not a complete description of the terms and conditions of the form of warrant agreement or the loan and security agreement and is qualified in its entirety by reference to those agreements, copies of which will be filed as an exhibit to ReachLocal’s next Quarterly Report on Form 10-Q.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 29, 2015, we held our annual meeting of stockholders. At the annual meeting, 25,381,847 shares were represented in person or by proxy, constituting approximately 86.6% of our outstanding shares as of March 17, 2015, the record date for the meeting. Stockholders voted to:

●

reelect Jim Geiger and Habib Kairouz to the Board of Directors, each to serve as a director until the 2018 annual meeting of stockholders and until his successor has been duly elected and qualified; and

●	ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year.

The final results of voting on each of the above items are as follows:

		For	Withheld/ Against	Abstentions	Broker Non- Votes
1	Election of directors:

	Jim Geiger	20,815,034	1,820,685	N/A	2,746,128

	Habib Kairouz	22,292,068	343,651	N/A	2,746,128

2	Ratification of the appointment of Grant Thornton LLP as ReachLocal’s independent registered public accounting firm for the fiscal year ending December 31, 2015	25,380,890	957	0	N/A

Item 8.01	Other Events.

On April 29, 2015, our Board of Directors terminated the company’s stock repurchase program in connection with entrance into the credit facility. Approximately $10.7 million remained under the $47 million repurchase program at the time it was terminated, however, we had not made any repurchases under the program since the third quarter of 2013.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated May 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2015	REACHLOCAL, INC.

	By:	/s/ Ross G. Landsbaum
	Name:	Ross G. Landsbaum
	Title:	Chief Financial Officer